EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

Cyco.net, Inc ("Employer"), a Nevada corporation, hereby agrees to employ Richard A. Urrea, ("Employee") as President/CEO upon the following terms and conditions:

ARTICLE I: PROFESSIONAL SERVICES. The Employee is to manage and lead Cyco.net, Inc., its employees and shareholders to long-term success and furtherance of Cyco.net, Inc's mission. Employee agrees to provide professional and managerial services exclusively to Cyco.net, Inc. during the term of this Agreement. Any professional or managerial services performed with or without pay in an industry in which Cyco.net, Inc. conducts business must be pre-approved by the Board of Directors in writing. The Employee reports to and is supervised by the Board of directors. This Agreement is a contract for personal services and cannot be assigned or delegated. The services shall be performed in Albuquerque, and such other Cyco.net, Inc. sites as may be added over time.

Except as expressly provided in this Agreement, all Cyco.net, Inc. policies and procedures shall apply to Employee. If this Agreement conflicts with Cyco.net, Inc policies and procedures, the terms of the Employment Agreement shall control.

ARTICLE II: DUTIES. During the term of the contract, Employee shall devote his/her best efforts to manage and lead all aspects of Cyco.net, Inc. to ensure long-term success and further the mission as defined by the Board of Directors. Employee, with the Board, develops and executes long and short-range plans to guide the direction and development of Cyco.net, Inc. The Employee ensures that all of the organization's business is conducted in a manner consistent with the Board's policies, Cyco.net, Inc policies, and the law. Employee takes an active role in furthering the awareness and practice of Cyco.net, Inc principles among the Board, employees and shareholders. Employee oversees and reviews all operational and supervisory functions, and directly supervises and collaborates with Team Leaders, Directors, Managers, Human Resources Manager, Finance
Department Manager, and outside consultants. Employee reports operational, managerial and financial information to the Board of Directors. Employee is responsible for communicating and implementing Cyco.net, Inc policies, developing annual budget, maintaining financial stability and profitability of Cyco.net, Inc, developing and maintaining business plan. Services shall be provided as described in the official job description of the position, or any modification, written or oral, to such description, as the President may deem appropriate.

ARTICLE III: COMPENSATION AND FRINGE BENEFITS. In exchange for all of the services rendered by Employee Cyco.net, Inc shall pay Employee a monthly salary of $_10,000_______. Employee is eligible for quarterly/monthly/annual bonuses. Employee is also entitled to Car paid for by the company not to exceed $80,000 in value. Employee shall enjoy all Cyco.net, Inc terms and conditions of employment as they are offered to other Cyco.net, Inc employees, except to the extent expressly modified by this Agreement.

ARTICLE IV: AUTHORITY TO BIND. The Employee shall have the authority to contractually bind Cyco.net, Inc on any contract that is reasonably necessary or prudent to achievement of the business objectives of Cyco.net, Inc up to $500,000. Any contract for more than $500,000 must be approved in writing by the Board of Directors. Any contract over $500,000 entered into without written authority from the President/CEO shall not be binding upon Cyco.net, Inc or the Board of Director. The Board of Directors specifically reserves the right to reject any application or contract or to cancel any application or contract or

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part thereof even after  acceptance,  for any reason that the Board of Directors deems appropriate.

ARTICLE V: CONFIDENTIALITY/ Cyco.net, Inc PROPERTY. Employee agrees that all management information, including without limitation, personnel records, financial statements, pricing structure or strategies, customer lists, etc., that may be furnished, disclosed or created by Employee during the term of this Agreement shall be deemed to be confidential, and shall not be disclosed by Employee without the express permission of the President/CEO. Employee shall use such confidential information only in connection with and for purposes of performing duties under the Agreement, and shall not duplicate or retain copies of such information after Employee's employment has ended. Upon the termination of this Agreement, irrespective of the time, manner or cause of termination, Employee will surrender to Cyco.net, Inc all information written or otherwise in connection with Cyco.net, Inc `s customers or business as well as any other property of Cyco.net, Inc.

ARTICLE VI: TERM AND TERMINATION. The term of this Agreement shall be 5 years unless terminated for any reason by either party by written notice given at least thirty days in advance of such termination. This Agreement will commence on the date it is signed, unless another date is specified in writing on the face of this Agreement. If the Agreement is not terminated by either party during the initial 5 year term, the Agreement shall continue under the terms and conditions herein for a period of one year, from year to year, until either party terminates this Agreement by at least thirty days written notice. Notwithstanding the foregoing, Cyco.net, Inc may terminate Employee's Agreement without prior notice at any time for Employee's breach of any aspect of this Agreement, gross misconduct, violation of Cyco.net, Inc policies and procedures. Cyco.net, Inc shall be under no obligation to Employee, except to pay Employee for services rendered up to the date of termination of this Agreement.

ARTICLE VII: NON-COMPETITION. Employee will not, during or after the term of this Agreement, interfere with or disrupt, or attempt to interfere with or disrupt, any business relationship, contractual or otherwise, or good will between Cyco.net, Inc and any other party, including clients or prospective clients, suppliers, agents, or shareholders of Cyco.net, Inc or its affiliates. Employee shall not engage in a business in any manner similar to or in competition with Cyco.net, Inc `s business for a period of one year from the date of termination of this Agreement within the city limits of Albuquerque.

ARTICLE VIII: INTEGRATION. This Agreement contains the entire agreement between the parties and supersedes all prior oral or written agreements, understandings, commitments or practices between the parties. No amendments to this agreement, except as expressly provided herein, may be made, except by a writing signed by Employee and the President/CEO. In the event of a conflict between this Agreement and any other Cyco.net, Inc policy, procedure, or promise whether written or oral, this Agreement shall control.

ARTICLE IX: ARBITRATION. Any disputes relating to the meaning, interpretation, application, or breach of this Agreement, including any disputes relating to Employee's employer or termination thereof, shall be resolved through binding arbitration, according to the rules of the American Arbitration Association. The law of New Mexico shall control any and all disputes relating to the Agreement or the employment. Any costs and attorney fees incurred in arbitrated dispute resolution shall be reimbursed to the prevailing party by the non-prevailing party. Any dispute resolution proceeding shall be commenced within six (6) months of the dispute.

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ARTICLE X: SEVERABILITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereto and the Agreement shall be construed as though such invalid or unenforceable provision was omitted.

The parties understand and intend to be bound by all of the clauses contained in this document. Employee indicates acceptance of this entire Agreement by his/her signature and date affixed to this Agreement. Employee shall return a signed copy of this Agreement to Cyco.net, Inc.

Employee                                            Cyco.net, Inc

By (Signature):_s/ Richard Urrea        By (Signature):_s/Francisco Urrea, JR
                -------------------                      -----------------------

Name (Printed): Richard Urrea           Name (Printed): Francisco Urrea, Jr
                -------------------                     ------------------------
                                              Chairman of Board of Directors


EFFECTIVE DATE OF AGREEMENT IF OTHER THAN THE DATE SIGNED:

January 1, 2004
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Executed this 18th day of               Executed this 18th day of
September, 2003                         September, 2003